UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2019

NEW JERSEY RESOURCES CORPORATION
(Exact Name of registrant as specified in its charter)

New Jersey	001-08359	22-2376465
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

1415 Wyckoff Road
Wall, New Jersey		07719
(Address of Principal Executive Offices)		(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 par value	NJR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On September 3, 2019, New Jersey Resources Corporation’s (“NJR”) indirect wholly owned subsidiary, NJR Pipeline Company (“NJR Pipeline”), entered into a Membership Interest Purchase Agreement (the “Agreement”) with Leaf River Energy Holdings, LLC (“Seller”).

Pursuant to the terms and conditions of the Agreement, at the closing, NJR Pipeline will acquire 100% of the issued and outstanding limited liability company interests of Leaf River Energy Center LLC (“Leaf River”). The aggregate purchase price payable by NJR Pipeline is $367.5 million, subject to customary purchase price adjustments related to the amount of debt, net working capital, and transaction expenses, as described in the Agreement, of Leaf River and LR Finance, LLC, a wholly owned subsidiary of Leaf River (“LR Finance” and, together with Leaf River, the “Acquired Companies”). The payment obligations of NJR Pipeline under the Agreement are guaranteed by NJR.

The Agreement contains customary representations, warranties, and covenants of Seller, the Acquired Companies and NJR Pipeline. From the date of the Agreement, the Seller is required to operate each Acquired Company’s business in the ordinary course and to comply with certain covenants regarding the operation of the business. The parties have also agreed to cooperate with each other and use commercially reasonable efforts to make all filings and obtain all consents, approvals and authorizations of all governmental entities to the extent required by law in connection with the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby, subject to specified limitations. The transaction is subject to customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Agreement contains certain termination rights for NJR Pipeline and Seller, including if the closing does not occur before December 2, 2019, subject to certain extension rights. The Agreement may also be terminated in certain other circumstances, including if completion of the transaction would violate a non-appealable final order or injunction or if the other party breaches any of its representations, warranties or covenants and such breach would result in the failure of the terminating party's conditions to closing and has not been cured within 30 days of receipt of notice by the breaching party. NJR Pipeline’s obligation to consummate the transaction is not subject to any condition related to the availability of financing.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Agreement has been filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about the Acquired Companies, Seller, NJR or NJR Pipeline. The Agreement contains representations, warranties and covenants of the parties thereto made to and solely for the benefit of each other, and such representations, warranties and covenants may be subject to materiality and other qualifiers applicable to the contracting parties that differ from those that may be viewed as material to investors. The assertions embodied in those representations, warranties and covenants are qualified by information in confidential disclosure schedules that the Seller delivered in connection with the execution of the Agreement and were made only as of the date of the Agreement. Accordingly, investors and security holders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in NJR’s public disclosures.

In connection with NJR Pipeline’s entry into the Agreement, NJR has entered into a commitment letter, dated September 3, 2019 (the “Commitment Letter”), among NJR, Wells Fargo Securities, LLC, and Wells Fargo Bank, National Association (“Wells Fargo”), pursuant to which and subject to the terms and conditions set forth therein, Wells Fargo has agreed to provide a senior unsecured 364-day bridge loan facility (the “Bridge Facility”) of up to $350 million in the aggregate for the purpose of providing the financing necessary to fund a portion of the consideration to be paid pursuant to the terms of the Agreement and related fees and expenses. Commitments under the Bridge Facility will be reduced in equivalent amounts upon any incurrence by NJR of term loans and/or the issuance of equity or debt prior to the consummation of the transaction and loans under the Bridge Facility will be prepaid in equivalent amounts upon the incurrence by NJR of term loans and/or the issuance of equity or debt and upon other specified events, in each case subject to certain exceptions set forth in the Commitment Letter. The funding of the Bridge Facility is contingent on the satisfaction of certain customary conditions set forth in the Commitment Letter, including (i) the execution and delivery of definitive documentation with respect to the Bridge Facility in accordance with the terms sets forth in the Commitment Letter, and (ii) the consummation of the transaction in accordance with the Agreement.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 7.01 Regulation FD Disclosure.

On September 5, 2019, NJR issued a press release (the “Press Release”) announcing the entry into the Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. On September 5, 2019, NJR also published an Investor Fact Sheet entitled “Leaf River Fact Sheet” attached hereto as Exhibit 99.2 and incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall either be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific references in such a filing.

Cautionary Statements Regarding Forward-Looking Statements

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management’s current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking information in this filing includes, but is not limited to, certain statements regarding the planned acquisition of Leaf River and timing of the closing and financing thereof and the ability to obtain regulatory approvals and meet other closing conditions for the planned acquisition.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (“SEC”), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC's web site, http:.//www.sec.gov. Information included in this filing is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit
2.1	Membership Interest Purchase Agreement, dated September 3, 2019, by and between Leaf River Energy Holdings, LLC and NJR Pipeline Company*
99.1	Press Release, dated September 5, 2019 (furnished, not filed)
99.2	Investor Fact Sheet, dated September 5, 2019 (furnished, not filed)
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. NJR agrees to furnish the omitted schedules supplementally to the SEC upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: September 5, 2019	By:	/s/ Patrick J. Migliaccio
Patrick J. Migliaccio
Senior Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
2.1	Membership Interest Purchase Agreement, dated September 3, 2019, by and between Leaf River Energy Holdings, LLC and NJR Pipeline Company*
99.1	Press Release, dated September 5, 2019 (furnished, not filed)
99.2	Investor Fact Sheet, dated September 5, 2019 (furnished, not filed)
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. NJR agrees to furnish the omitted schedules supplementally to the SEC upon request by the SEC.